UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2023

Date of Report (Date of earliest event reported)

ALSET CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one-half of one Redeemable Warrant and one Right	ACAXU	The Nasdaq Global Market
Class A Common Stock, par value $0.0001 per share	ACAX	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ACAXW	The Nasdaq Global Market
Rights, each entitling the holder to receive one-tenth of one share of Class A Common Stock	ACAXR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2023, Alset Capital Acquisition Corp., a Delaware corporation (the “Company”), held a Special Meeting of Stockholders (the “Special Meeting”). On March 29, 2023, the record date for the Special Meeting, there were 11,255,000 of shares of common stock entitled to be voted at the Special Meeting.

At the Special Meeting, 9,250,800 shares of common stock of the Company or 82.2% of the shares entitled to vote at the Special Meeting were represented in person or by proxy.

1.	The Extension Proposal

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination up to six (6) times, each such extension for an additional one month period, from May 3, 2023, to November 3, 2023 (the “Extension Proposal”). Adoption of the Extension Proposal required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,452,932	797,868	0	0

2.	The Trust Amendment Proposal

Stockholders approved the proposal to amend the Investment Management Trust Agreement, dated as of January 31, 2022, by and between the Company and Wilmington Trust, National Association, to allow the Company to extend the date by which the Company has to consummate a business combination six (6) times, each such extension for an additional one month period, until November 3, 2023, by depositing into the trust account one-third of 1% of the funds remaining in the trust account following any redemptions in connection with the approval of the Extension Proposal at the Special Meeting for each one-month extension (the “Trust Amendment Proposal”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,452,932	797,868	0	0

3.	The NTA Requirement Amendment Proposal

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (the “NTA Requirement Amendment Proposal”). Adoption of the NTA Requirement Amendment Proposal required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,452,932	797,868	0	0

4.	The Adjournment Proposal

Stockholders approved the proposal to allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. Adoption of the Adjournment Proposal required approval by the affirmative vote of at least a majority of the Company’s outstanding shares represented by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,598,959	651,841	0	0

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2023

ALSET CAPITAL ACQUISITION CORP.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Chief Financial Officer